Exhibit 10.3

MARKWEST HYDROCARBON, INC.

2006 STOCK INCENTIVE PLAN

Section 1.              Purpose.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting, retaining and motivating persons performing services for the Company and its Affiliates, including the services of experienced and knowledgeable independent directors of the Company, and by motivating such persons to contribute to the growth and profitability of the Company.

Section 2.              Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall include all entities with which the Company would be considered a “single employer” under Code Section 414(b) or (c), except that “50 percent” shall be substituted for “80 percent” (i) in applying Code Sections 1563(a)(1), (2) and (3) (for purposes of determining a controlled group of corporations under Code Section 414(b)), and (ii) in applying Treasury Regulations Section 1.414(c)-2 (for purposes of determining trades or businesses that are under common control under Code Section 414(c)).

(b)           “Award” means any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)            “Committee” means a committee of the Board designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board.

(g)           “Company” means MarkWest Hydrocarbon, Inc., a Delaware corporation, and any successor corporation.

(h)           “Dividend Equivalent” means any right granted under Section 6(d) of the Plan.

(i)            “Disability” means the permanent and total disability of the Participant, within the meaning of Code Section 22(e)(3).

(j)            “Effective Date” means July 1, 2006.

(k)           “Eligible Person” means any employee or officer of the Company or any Affiliate, or any director of the Company or any Affiliate (including directors who are not employed by the Company or any Affiliate), who the Committee determines to be an Eligible Person.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)          “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value of Shares will be determined on a reasonable basis using actual transactions in such Shares as reported on an established securities market and consistently applied in accordance with the final regulations or other guidance issued under Code Section 409A.

(n)           “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Code Section 422 or any successor provision.

(o)           “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)           “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q)           “Participant” means an Eligible Person who has been granted an Award under the Plan.

(r)            “Person” means any individual, corporation, partnership, association or trust.

(s)            “Plan” means this 2006 Stock Incentive Plan, as amended from time to time.

(t)            “Prior Plan” means the MarkWest Hydrocarbon, Inc. 1996 Stock Incentive Plan.

(u)           “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(v)           “Rule 16b-3” means Rule 16b-3 promulgated by the Exchange Act, or any successor rule or regulation.

(w)          “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Service” means a Participant’s employment or service with the Company or an Affiliate, whether in the capacity of an employee or a non-employee director.  A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company or Affiliate for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, if any such leave taken by a Participant exceeds ninety (90) days, then on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Non-Qualified Stock Option, unless the Participant’s right to return to Service with the Company or an Affiliate is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(y)           “Share” means a share of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(z)           “Stock Appreciation Right” or “SAR” means any right granted under Section 6(b) of the Plan.

(aa)         “Termination for Cause” means, with respect to any Participant, the termination of such Participant on account of “cause” as such term is defined in the Award Agreement and, if no such definition is included in the Award Agreement, the definition of “cause” shall be that definition provided in an effective employment agreement between the Participant and the Company and, if no such effective employment agreement exists or no such definition is included in the employment agreement, “cause” shall include without limitation (i) the Participant’s felony conviction for fraud, misappropriation of Company funds, or embezzlement; (ii) the willful and unreasonable refusal by the Participant to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity; or (iii) the Participant’s violation of any code of conduct, code of ethics, employment policies, or provisions of an employee handbook or other published policy (whether disseminated in writing to employees or via a website or other publication) of the Company which is applicable to the Participant, as in effect from time to time.  Whether a termination is for “cause” will be determined solely by the Committee in its sole discretion.  Notwithstanding the above, if evidence of “cause” is acquired after any termination that originally was not a Termination for Cause, the termination may, in the discretion of the Committee, be treated as a Termination for Cause for purposes of this Plan.

Section 3.              Administration.

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an

Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.  In exercising its authority pursuant to the Plan, the Committee shall adhere to all provisions of the Code as are applicable to the grant, issuance and exercise of any Award.

(b)           Administration with Respect to Insiders.  With respect to participation by officers and directors of the Company, and any other person whose transactions in Shares are subject to Section 16 of the Exchange Act, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act.

(c)           Administration Complying with Code Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Code Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Code Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that otherwise would exceed the limit on employee remuneration deductible for income tax purposes pursuant to Code Section 162(m).

(d)           Delegation.  Subject to the provisions set forth above, the Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(e)           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company or any Affiliate, members of the Board or the Committee and any officers or employees of the Company or any Affiliate to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Section 4.              Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 1,000,000 which includes those Shares available as of the Effective Date under the Prior Plan.  To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Shares, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan.  If a SAR is exercised, only the number of Shares issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  Any Shares that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

(b)           Shares Under Prior Plan.  Except as otherwise provided herein, any Award made under the Prior Plan before the expiration of such Prior Plan shall continue to be subject to the terms and conditions of such Prior Plan and the applicable Award Agreement.

(c)           Adjustments.

(i)            In the event of any merger, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, combination, repurchase or exchange of shares, issuance of rights or warrants or other similar transaction or event affecting the Shares, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (1) to the aggregate number and kind of securities reserved for issuance under the Plan, (2) to the Award limits set forth in Section 5(c), and (3) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price of outstanding Awards.

(ii)           In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(c) may include, but are not limited to, the assumption of the Award or the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights reflecting the securities of another entity, which may be settled in the form of cash, Shares, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and in the applicable Award agreement thereunder to “Shares” shall be deemed to also refer to the securities of the other entity where appropriate.

(iii)          Notwithstanding the above, the number of Shares covered by any Award or to which such Award relates always shall be a whole number.

Section 5.              Eligibility.

(a)           Designation of Participants.  Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the

Company or such other factors as the Committee, in its discretion, shall deem relevant.  Eligibility in accordance with this Section shall not entitle any person to be granted an Award or, having been granted an Award, to be granted an additional Award.

(b)           Incentive Stock Option Limitations.

(i)            Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an employee of the Company or a “subsidiary corporation” of the Company within the meaning of Code Section 424(f) (each being an “ISO-Qualifying Corporation”).  Any person who is not an employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Non-Qualified Stock Option.  An Incentive Stock Option granted to a prospective employee upon the condition that such person become an employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences employment with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.

(ii)           Fair Market Value Limitation.  As required by Code Section 422, to the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for Shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated as Non-Qualified Stock Options.  For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Shares shall be determined as of the time the Option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, Shares issued pursuant to each such portion shall be separately identified.

(c)           Award Limitations.

(i)            Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4(c), the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be that number of Shares set forth in Section 4(a).

(ii)           Code Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Code Section 162(m).  Subject to adjustment as provided in Section 4(c), no employee shall be granted within any fiscal year of the Company one or more Awards which in the aggregate are for more than 75,000 Shares.

Section 6.              Awards.

(a)           Options.  The Committee hereby is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that (1) the exercise price per Share shall not be less than the Fair Market Value of a Share on the effective date of grant of the Option and (2) no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, within the meaning of Code Section 422 (a “10% Owner”), shall have an exercise price per Share less than 110% of the Fair Market Value of a Share on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Code Section 424(a).

(ii)           Time of Exercise and Option Term.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (1) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (2) no Incentive Stock Option granted to a 10% Owner (as defined in Section 6(a)(i) above) shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

(iii)          Method of Exercise.

(1)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made (I) in cash, by check or in cash equivalent, (II) by tender to the Company, or attestation to the ownership, of Shares owned by the Participant having a Fair Market Value not less than the exercise price, (III) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (IV) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (V) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(2)           Limitations on Forms of Consideration.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(iv)          Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(1)           Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(2)           Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(3)           Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or a Termination for Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(4)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth above is prevented by the provisions of Section 8 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(5)           Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth above of Shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (I) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (II) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (III) the Option Expiration Date.

(6)           Forfeiture Upon Termination for Cause.  Notwithstanding any other provision of this Plan, if a Participant’s Service terminates in a Termination for Cause, any Options held by the Participant as of the date of such termination, whether or not vested, shall be canceled and the Participant shall have no further interest in such Options.

(b)           Stock Appreciation Rights.  The Committee is hereby authorized to grant SARs to Participants subject to the terms of the Plan and any applicable Award Agreement; provided that a SAR may not be granted in tandem with any Option.

(i)            Terms of SAR.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any SAR shall be as determined by the Committee; provided that no SAR shall be exercisable after the expiration of ten (10) years after the effective date of the grant of the SAR.  The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate.

(ii)           Exercise of SAR.  A SAR granted under the Plan confers on the holder a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the SAR as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the SAR.  Payment of such amount shall be made in cash, Shares, other property, or any combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR.  The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments.  When payment is to be made in Shares, the number of Shares to be issued shall be determined on the basis of the Fair Market Value of a Share on the date of exercise of the SAR.

(iii)          Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided in the Award Agreement, a SAR shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with Section 6(a) (treating the SAR as if it were an Option) and thereafter shall terminate.

(iv)          Forfeiture Upon Termination for Cause.  Notwithstanding any other provision of this Plan, if a Participant’s Service terminates in a Termination for Cause, any SARs held by the Participant as of the date of such termination, whether or not vested, shall be canceled and the Participant shall have no further interest in such SARs.

(c)           Restricted Stock.  The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iii)          Forfeiture; Delivery of Shares.  Except as otherwise determined by the Committee, upon termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.  Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

(iv)          Forfeiture Upon Termination for Cause.  Notwithstanding any other provision of this Plan, if a Participant’s Service terminates in a Termination for Cause, any Shares of Restricted Stock held by the Participant as of the date of such termination, to the extent not vested, shall be canceled and the Participant shall have no further interest in such Shares of Restricted Stock.

(d)           Dividend Equivalents.  The Committee hereby is authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) in an amount equal to the cash dividends paid by the Company on one Share for each Share represented by an Award held by such Participant.  Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(i)            Grant of Dividend Equivalents.  Payment of Dividend Equivalents shall be made only with respect to Awards upon which the Dividend Equivalent has been granted, shall be made only through the date on which Shares are vested (with respect to Restricted Shares) or are issued (with respect to Options and SARs), and shall be paid only if the Participant is in Service on the date the dividend is declared.

(ii)           Time of Payment.  Payment of Dividend Equivalents shall be made in one lump sum within a reasonable period of time after the cash dividend has been declared by the Company, but not later than March 15th of the calendar year following the calendar year in which the dividend is paid.

(e)           General.

(i)            No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan.  Awards granted in addition to other Awards or in addition to awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Limits on Transfer of Awards.  No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

Section 7.              Compliance with Securities Laws.

                The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares then may be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the Shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the Shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

Section 8.              Amendment and Termination; Adjustments.

(a)           Amendments to the Plan.  The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Option or SAR to less than the Fair Market Value on the date of grant (except as contemplated by Section 4(c)), or (ii) increase the total number of Shares that may be distributed under the Plan.  Except as set forth in any Award Agreement or as necessary to comply with applicable law or to avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

(b)           Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

(c)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable.

Section 9.              Income Tax Withholding.

                In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10.            General Provisions.

(a)           No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

(c)           Deferral of Awards.  Solely to the extent permitted by the Committee in the Award Agreement and solely to the extent permitted by Code Section 409A and the final regulations and other guidance issued thereunder (including preserving the exceptions from Code Section 409A for Options and SARs), a Participant may be permitted to elect to defer the receipt of Options, SARs and Shares of Restricted Stock pursuant to procedures established by the Committee.

(d)           No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)           No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)            Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

(g)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)            No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)            Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11.            Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company within one year thereafter.

Section 12.            Term of the Plan.

Unless the Plan shall have been discontinued or terminated as provided in Section 9(a), the Plan shall terminate on the tenth anniversary of the Effective Date.  No Award shall be granted after the termination of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Section 13.            Code Section 409A.

This Plan is intended to comply with Code Section 409A, including the exceptions available under Code Section 409A, and will be interpreted in a manner consistent with Code Section 409A.  To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed pursuant to Code Section 409A as a result of any provision of any Award, such provision shall be deemed amended to the minimum extent necessary to eliminate or minimize such additional tax.  The Board shall determine the nature and scope of such amendment in its discretion.